UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March15, 2022

THE TORO COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

(952) 888-8801

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On March 15, 2022, the shareholders of The Toro Company (“TTC”), upon recommendation of the Board of Directors of the Company (the “Board”), approved The Toro Company 2022 Equity and Incentive Plan (the “2022 Plan”) at TTC’s 2022 Annual Meeting of Shareholders. The Board previously approved the 2022 Plan, upon the recommendation of the Compensation & Human Resources Committee of the Board (the “Committee”) and subject to approval by TTC’s shareholders, on January 19, 2022.

The 2022 Plan became effective immediately upon approval by TTC’s shareholders and will expire on March 15, 2032, unless sooner terminated by the Board. The 2022 Plan replaced The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended (the “2010 Plan”). The 2022 Plan will be administered by the Committee and permits the Committee to grant to eligible individuals nonqualified and incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual performance awards, non-employee director awards and other cash-based and stock-based awards. The Committee may select 2022 Plan participants and determine the types of awards to be granted and when. Subject to adjustment as provided in the 2022 Plan, the maximum aggregate number of shares of our common stock authorized for issuance under the 2022 Plan is equal to the sum of: (a) 1,250,000 shares, plus (b) the number of shares remaining available for grant under the 2010 Plan but not subject to outstanding awards thereunder as of the effective date of the 2022 Plan, and plus (c) the number of shares subject to awards outstanding under the 2010 Plan as of the effective date of the 2022 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2022 Plan.

The foregoing summary of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2022 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2022 Plan can be found in the definitive proxy statement for TTC’s 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2022.

Also on January 19, 2022, forms of award agreements for use in granting stock options, restricted stock units, performance share awards and annual performance awards under the 2022 Plan were approved by the Board or Committee. These forms are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

TTC held its 2022 Annual Meeting of Shareholders on March 15, 2022. The final results of the shareholder vote on the business brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes
Proposal One—Election of six director nominees, each to serve for a term ending at the annual meeting of shareholders for the year as specified below
Eric P. Hansotia (2023)	87,153,763	402,750	--	7,560,972
Jill M. Pemberton (2024)	87,245,826	310,687	--	7,560,972
Jeffrey L. Harmening (2025)	86,881,037	675,476	--	7,560,972
Joyce A. Mullen (2025)	86,121,482	1,435,031	--	7,560,972
Richard M. Olson (2025)	83,484,048	4,072,465	--	7,560,972

James C. O’Rourke (2025)	84,206,770	3,349,743	--	7,560,972

Proposal Two—Ratification of the selection of KPMG LLP as TTC’s independent registered public accounting firm for TTC’s fiscal year ending October 31, 2022	92,595,733	2,458,694	63,058	--

Proposal Three—Advisory approval of executive compensation	83,637,392	3,642,992	276,129	7,560,972

Proposal Four—Approval of The Toro Company 2022 Equity and Incentive Plan	83,490,848	3,360,900	704,765	7,560,972

Each of the directors in Proposal One was elected by TTC’s shareholders to serve for a term ending at the annual meeting of shareholders for the year as specified above by the required vote, and each of Proposals Two, Three and Four was approved by TTC’s shareholders by the required vote.

Regarding TTC’s other directors (i) each of Jeffrey M. Ettinger, Katherine J. Harless and D. Christian Koch continue to serve as a director for a term ending at TTC’s 2023 Annual Meeting of Shareholders, and (ii) each of Janet K. Cooper, Gary L. Ellis and Michael G. Vale continue to serve as a director for a term ending at TTC’s 2024 Annual Meeting of Shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	The Toro Company 2022 Equity and Incentive Plan
10.2	Form of Nonqualified Stock Option Agreement for use with The Toro Company 2022 Equity and Incentive Plan
10.3	Form of Nonemployee Director Stock Option Agreement for use with The Toro Company 2022 Equity and Incentive Plan
10.4	Form of Restricted Stock Unit Award Agreement for use with The Toro Company 2022 Equity and Incentive Plan
10.5	Form of Performance Share Award Agreement for use with The Toro Company 2022 Equity and Incentive Plan
10.6	Form of Annual Performance Award Agreement for use with The Toro Company 2022 Equity and Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: March 16, 2022	By:	/s/ Amy E. Dahl
Amy E. Dahl
Vice President, Human Resources and General Counsel and Corporate Secretary

3